UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 3, 2009 (May 28, 2009)

Date of Report (Date of earliest event reported)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1789 Chaussee de Wavre, 1160 Brussels Belgium
One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 28, 2009, the shareholders of WABCO Holdings Inc. (“the Company”) approved the WABCO Holdings Inc. 2009 Omnibus Incentive Plan (the “2009 Plan”), which had been previously approved by the Board of Directors on April 8 2009. The 2009 Plan, under which 5,000,000 shares of Common Stock have been approved for issuance, provides for the following types of awards: stock options, stock appreciation rights, restricted stock, and restricted stock units.

Capitalized terms not defined below are defined in the 2009 Plan. Differences between the 2009 Plan and the 2007 Omnibus Incentive Plan (“2007 Plan”) include:

•

Increased Share Reserve: An additional five million shares will be available for issuance as Incentive Awards under the 2009 Plan. Share based awards under the 2007 Plan that are cancelled, forfeited or terminated under the 2007 Plan after the Annual Meeting of Shareholders will increase the share reserve under the 2009 Plan. Additionally, 100,000 unissued shares will be carried over from the previous plan to the 2009 Plan bringing the 2009 Plan’s total share reserve to 5.1 million shares.

•

Performance Goals. The list of criteria that may be used for performance goals under Incentive Awards that are intended to comply with Section 162(m) has been expanded. The Compensation, Nominating and Governance Committee (“CNG Committee”) may grant Incentive Awards that are not intended to comply with Section 162(m).

•

No Limit for Subplan Incentive Awards. The limit for Incentive Awards that may be made outside the U.S. under a subplan has been eliminated—it is intended that most awards will be made outside of the U.S. using subplans.

•	Compensation Recovery Policy. Incentive Awards will be subject to recovery or “clawback” on such terms as may be established from time to time by the company.

•

Substitute Incentive Awards. Allows the CNG Committee to issue substitute equity awards under the 2009 Plan without reducing the available share reserve when the Company or a Subsidiary acquires an entity.

•

Fair Market Value. The definition of “fair market value” for purposes of grants under the 2009 Plan shall be the closing sales price on the trading date immediately before the grant date. Previously, under the 2007 Plan, fair market value was defined as the average of the high and low sales prices on the grant date.

A description of the 2009 Plan can be found under “Proposal 3: Approval of 2009 Omnibus Incentive Plan” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2009 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing is qualified in its entirety by the terms of the 2009 Plan, which is incorporated by reference herein from Exhibit B to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2009

WABCO HOLDINGS INC.

By:	/s/ Alfred Farha
Name: Alfred Farha
Title: Chief Legal Officer and Secretary